EXHIBIT 99.1

KORU Medical Systems Announces Third Quarter 2026 Results Including Second Consecutive Quarter of Positive Net Income and Adjusted EBITDA

MAHWAH, NJ – November 10, 2026 – KORU Medical Systems, Inc. (NASDAQ: KRMD) (“KORU Medical” or the “Company”), a leading medical technology company focused on the development, manufacturing, and commercialization of innovative and patient-centric large volume subcutaneous infusion solutions, today reported financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 and Recent Highlights

●	Net revenues grew 11% over the prior year period to $11.6 million; year to date net revenues grew 17% to $35.4 million

●	Gross profit grew 20% over the prior year period to $7.5 million, driven by gross margin improvement from 60.2% to 65.2%

●	Net income improved by $1.0 million to $0.2 million compared to a net loss of $0.8 million in prior year period

●	Adjusted EBITDA increased to $1.3 million from $0.1 million in the prior year period

●	Signed two new sales and distribution agreements with partners in Europe and Africa, expanding our geographic footprint internationally

●	Revising full-year 2026 revenue guidance to $48.0 - $48.5 million, representing year-over-year growth of 17% - 18%, compared to the previous guidance range of $47.5 - $48.5 million.

“Total Revenue of $11.6 million represents another quarter of consistent above-market growth for KORU, driven by our recurring patient base,” said Adam Kalbermatten, President and CEO of KORU Medical. “We also delivered positive net income and adjusted EBITDA for the second consecutive quarter, demonstrating the scalability of our business model. As anticipated, our year-over-year revenue growth moderated in the third quarter compared to the first half of 2026, reflecting in part the timing of our entry into a competitive non-tender market in Europe. With that market launch now behind us, we anticipate revenue growth to reaccelerate in the fourth quarter for a strong finish to the year. We are encouraged by our geographic expansion, specialty pharmacy partnerships, and pipeline advancements and plan to continue investing resources in our long-term growth strategy as we move forward.”

2026 Third Quarter Financial Results

	Three Months Ended September 30,		Change from Prior Year			% of Net Revenues
	2026	2025	$	%		2026	2025
Net Revenues
Domestic Core	$8,058,131	6,122,365	$1,935,766	31.6%		69.6%	58.9%
International Core	3,084,050	3,695,524	(611,474)	(16.5%	)	26.7%	35.5%
Total Core	11,142,181	9,817,889	1,324,292	13.5%		96.3%	94.4%
Pharma Services and Clinical Trials	424,374	584,274	(159,900)	(27.4%	)	3.7%	5.6%
Total	$11,566,555	10,402,163	$1,164,392	11.2%		100%	100%

Total net revenues increased $1.2 million, or 11.2%, to $11.6 million for the three months ended September 30, 2026, as compared to $10.4 million in the prior year period.

Domestic core revenues were $8.1 million, an increase of $1.9 million, or 31.6%, compared to the prior-year period. Approximately $1.2 million of the increase reflected lower orders from a U.S. distributor in the third quarter of 2025, when the distributor purchased a portion of its KORU products through one of our international distributors and reduced its inventory levels. The remaining increase was primarily driven by higher pump and consumable volumes, new patient starts, and market share gains within existing accounts.

International core revenues were $3.1 million, a decrease of 16.5% compared to the prior-year period. The decrease primarily reflected a higher prior-year comparison base, which included shipments to a distributor in a strategic market in anticipation of demand associated with conversions from vials to prefilled products, as well as purchases by an international distributor for subsequent resale in the U.S. The decrease was partially offset by growth in new patient starts within existing international markets.

As discussed above, purchases through the international distributor for resale in the U.S. affected the geographic mix of Core revenues in the prior-year period and, consequently, the year-over-year comparisons of Domestic and International Core revenues.

Pharma services and clinical trials net revenues were $0.4 million, a decrease of 27.4% compared to the prior-year period, primarily reflecting lower purchases of products for use in a customer's clinical trial program.

Gross profit increased $1.3 million, or 20.5%, to $7.5 million in the three months ended September 30, 2026, as compared to $6.3 million in the prior year period, primarily driven by gross margin and volume growth. Gross margin increased to 65.2% for the three months ended September 30, 2026, as compared to 60.2% in the prior year period, primarily driven by lower manufacturing costs, higher than average selling prices from our geographical customer mix and lower tariff costs driven by tariff related rebates.

Total operating expenses increased $0.2 million, or 3.2%, to $7.4 million for the third quarter of 2026 primarily driven by an increase of $0.3 million in research and development. The increase in research and development expenses was primarily due to higher salary and stock compensation related to headcount additions, including employees added in connection with our technology asset acquisition.

Net income increased $1.0 million to $0.2 million or $0.00 per diluted share for the third quarter of 2026, compared to a net loss of ($0.8) million, or ($0.02) per diluted share, for the prior year period. Adjusted EBITDA for the quarter was $1.3 million, or $0.02 per adjusted diluted share versus $0.1 million or $0.00 per adjusted diluted share in the prior year period. A reconciliation of adjusted EBITDA to the most directly comparable GAAP measures is provided at the end of this press release.

Cash and cash equivalents were $7.4 million as of September 30, 2026, reflecting cash usage of $0.9 million in the third quarter of 2026.

Updated 2026 Guidance

●	Revising full-year 2026 revenue guidance to $48.0 - $48.5 million, representing year-over-year growth of 17% - 18%, compared to the previous guidance range of $47.5 - $48.5 million.

●	Revising full year 2026 gross margin to be between 63 - 64%, from prior range of 62 – 64%

●	Reiterating positive adjusted EBITDA for the full year

●	Raising year-end cash balance to be greater than $8.0 million, from prior guidance of greater than $7.5 million

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Tuesday, November 10, 2026, at 4:30 PM ET.

To participate in the call, please dial (877) 407-0784 (domestic) or (201) 689-8560 (international). The live webcast will be available on the IR Calendar on the News/Events page of the Investors section of KORU Medical’s website.

Non-GAAP Measures

This press release includes the non-GAAP financial measures “adjusted diluted EPS” and “adjusted EBITDA” that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on KORU Medical’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. Non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with GAAP financial results. Reconciliations of the Company’s non-GAAP measures are included at the end of this press release.

About KORU Medical Systems

KORU Medical Systems develops, manufactures, and commercializes innovative and patient-centric large volume subcutaneous infusion solutions that improve quality of life for patients around the world. The Freedom Syringe Infusion System (the “Freedom System”) currently includes the Freedom60® and FreedomEDGE® Syringe Infusion Drivers, Precision Flow Rate Tubing™ and HigH-Flo Subcutaneous Safety Needle Sets™. The Freedom System, which received its first FDA clearance in 1994, is used for self-administration in the home by the patient and/or delivery in an ambulatory infusion center by a healthcare professional. Through its Pharma Service and Clinical Trials business, KORU Medical provides products for use by biopharmaceutical companies in feasibility/clinical trials during the drug development process and, as needed, is capable of customizing the Freedom System for clinical and commercial use across multiple drug categories. For more information, please visit www.korumedical.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements that are not historical fact are forward-looking statements, including, but not limited to, anticipated revenue growth in the fourth quarter and financial guidance and expected operating performance for fiscal 2026. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance, and business. Forward-looking statements can be identified by words such as “anticipate”, “potential”, “guidance”, and “expect”. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, ability to adapt new technology, uncertainties associated with inflation, tariffs, war and other geopolitical conflicts, customer ordering patterns, availability and costs of raw materials and labor and our ability to recover such costs, future operating results, growth of new patient starts and the Ig market, our compliance with Food and Drug Administration and foreign authority regulations and the outcome of regulatory audits, introduction and adoption of competitive products, acceptance of and demand for new and existing products, ability to penetrate new markets, success in enforcing and obtaining patents, reimbursement related risks, government regulation of the home health care industry, success of our research and development effort, expanding the market of the Freedom System, demand in the SCIg market, availability of sufficient capital if or when needed, dependence on key personnel, the impact of recent accounting pronouncements, and those risks and uncertainties included under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is on file with the SEC and available on our website at www.korumedical.com/investors and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 10, 2026. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Investor Contact:

Louisa Smith

investor@korumedical.com

KORU MEDICAL SYSTEMS, INC.

BALANCE SHEETS

	September 30,	December 31,
	2026	2025
	(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,364,200	$8,872,212
Accounts receivable, net	6,382,020	5,972,252
Inventory, net	4,691,949	3,678,131
Other receivables	601,294	557,653
Prepaid expenses and other current assets	1,097,918	908,542
TOTAL CURRENT ASSETS	20,137,381	19,988,790
Property and equipment, net	4,004,237	4,471,386
Intangible assets, net of accumulated amortization of $572,949 and $527,949 as of September 30, 2026 and December 31, 2025, respectively	1,683,726	684,841
Capitalized software development costs, net	206,863	—
Operating lease right-of-use assets	2,653,308	2,956,192
Other assets	98,970	98,970
TOTAL ASSETS	$28,784,485	$28,200,179

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,875,343	$2,267,473
Accrued expenses	3,418,114	4,828,830
Note payable	332,479	—
Other liabilities	18,468	27,722
Accrued payroll and related taxes	578,261	531,972
Finance lease liability	130,257	124,913
Operating lease liability	438,712	413,448
TOTAL CURRENT LIABILITIES	6,791,634	8,194,358
Finance lease liability, net of current portion	51,572	78,675
Operating lease liability, net of current portion	2,546,190	2,879,224
TOTAL LIABILITIES	9,389,396	11,152,257

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 75,000,000 shares authorized, 50,375,678 and 49,790,934 shares issued 46,375,176 and 46,370,432 shares outstanding as of September 30, 2026, and December 31, 2025, respectively	503,757	497,909
Additional paid-in capital	57,650,483	52,449,339
Treasury stock, 4,018,526 and 3,438,526 shares as of September 30, 2026 and December 31, 2025, respectively, at cost	(6,405,793)	(3,882,494)
Accumulated deficit	(32,353,358)	(32,016,832)
TOTAL STOCKHOLDERS’ EQUITY	19,395,089	17,047,922
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,784,485	$28,200,179

KORU MEDICAL SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

NET REVENUES	$11,566,555	$10,402,163	$35,376,599	$30,232,038
Cost of goods sold	4,020,471	4,137,592	12,752,917	11,445,362
Gross Profit	7,546,084	6,264,571	22,623,682	18,786,676

OPERATING EXPENSES
Selling, general and administrative	5,867,903	5,994,661	18,235,907	17,338,183
Research and development	1,281,040	933,107	3,821,004	3,242,505
Depreciation and amortization	210,023	204,482	617,585	631,326
Total Operating Expenses	7,358,966	7,132,250	22,674,496	21,212,014

Net Operating Income /(Loss)	187,118	(867,679)	(50,814)	(2,425,338)

Non-Operating Income/(Expense)
Gain/(Loss) on currency exchange	(11,752)	11,790	(57,246)	61,571
Gain/(Loss) on disposal of fixed assets, net	(1)	—	(406,269)	—
Other income	—	3,206	—	3,205
Interest income, net	60,738	74,567	201,603	226,698
TOTAL OTHER (EXPENSE)/INCOME	48,985	89,563	(261,912)	291,474

INCOME / (LOSS) BEFORE INCOME TAXES	236,103	(778,116)	(312,726)	(2,133,864)

Income Tax Benefit (Expense)	(18,000)	150	(23,800)	(17,206)

NET INCOME/(LOSS)	$218,103	$(777,966)	$(336,526)	$(2,151,070)

NET INCOME / (LOSS) PER SHARE
Basic	$0.00	$(0.02)	$(0.01)	$(0.05)
Diluted	$0.00	$(0.02)	$(0.01)	$(0.05)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	46,239,985	46,238,819	46,229,137	46,140,347
Diluted	46,731,836	46,238,819	46,229,137	46,140,347

KORU MEDICAL SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,	September 30,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(336,526)	$(2,151,070)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense and warrant expense	2,067,152	1,740,727
Depreciation and amortization	617,585	631,326
Loss on disposal of fixed assets	406,269	—
Loss on write-off of intangible assets	21,890	—
Non-cash leasing charges	(6,007)	—
Changes in operating assets and liabilities:
Decrease/(Increase) in accounts receivable	(409,768)	390,139
Decrease/(Increase) in other receivables	(43,641)	38,151
Decrease/(Increase) in inventory	(1,013,818)	(1,608,041)
Decrease/(Increase) in prepaid expenses and other assets	(189,376)	(224,063)
Increase/(Decrease) in accounts payable	(392,131)	222,193
Increase/(Decrease) in accrued payroll and related taxes	46,289	(355,335)
Increase/(Decrease) in other liabilities	(9,255)	(26,377)
Increase/(Decrease) in accrued expenses	(1,410,717)	709,999
NET CASH FLOWS FROM OPERATING ACTIVITIES	(652,054)	(632,351)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(422,289)	(524,735)
Purchases of intangible assets	(571,804)	(3,400)
Capitalized software development costs	(206,863)	—
NET CASH FLOWS FROM INVESTING ACTIVITIES	(1,200,956)	(528,135)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of employee stock options	197,600	89,025
Borrowings from insurance finance indebtedness	403,869	406,751
Payments on insurance finance indebtedness	(71,390)	(342,972)
Payments for taxes related to net share settlement of equity awards	(81,059)	(27,536)
Payments on finance lease liability, net of asset	(104,022)	(81,710)
NET CASH FLOWS FROM FINANCING ACTIVITIES	344,998	43,558

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,508,012)	(1,116,928)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,872,212	9,580,947
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,364,200	$8,464,019

Supplemental Information
Cash paid during the nine months ended September 30 for:
Interest	$11,714	$36,690
Income Taxes	$23,800	$17,206
Non-cash Financing Activity
During the nine months ended September 30, 2026, the Company acquired an intangible asset for $961,035, of which $500,000 was settled through the issuance of 125,628 shares of common stock

KORU MEDICAL SYSTEMS, INC.

SUPPLEMENTAL INFORMATION

(UNAUDITED)

	Three Months Ended		Nine Months Ended
Reconciliation of GAAP Net Income /(Loss)	September 30,		September 30,
to Non-GAAP Adjusted EBITDA:	2026	2025	2026	2025
GAAP Net Income (Loss)	$218,103	$(777,966)	$(336,526)	$(2,151,070)
Depreciation and Amortization	210,023	204,482	617,585	631,326
Interest (Income), Net	(60,738)	(74,567)	(201,603)	(226,698)
Tax Expense (Refund)	18,000	(150)	23,800	17,206
Stock-based Compensation Expense	927,869	737,398	2,067,152	1,850,732
Adjusted EBITDA	$1,313,257	$89,197	$2,170,408	$121,496

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	46,239,985	46,238,819	46,229,137	46,140,347
Diluted	46,731,836	46,238,819	46,229,137	46,140,347

	Three Months Ended		Nine Months Ended
Reconciliation of Reported Diluted EPS	September 30,		September 30,
to Non-GAAP Adjusted Diluted EPS:	2026	2025	2026	2025
Reported Diluted Earnings Per Share	$0.00	$(0.02)	$(0.01)	$(0.05)
Stock-based Compensation Expense	0.02	0.02	0.04	0.04
Adjusted Diluted Earnings Per Share	$0.02	$(0.00)	$$0.04	$(0.01)

Reconciliation of Reported Revenue to Normalized Revenue — Q3 2025 ($ in millions, rounded)
Revenue Category	Q3 2025 Reported	Normalization Adjustment	Q3 2025 Normalized	Q3 2026 Reported	Reported Y/Y Growth	Normalized Y/Y Growth
Domestic Core	$6.1	$1.2	$7.3	$8.1	31.6%	10.1%
International Core	$3.7	($1.2)	$2.5	$3.1	(16.5%)	23.2%
Total Core	$9.8	$0.0	$9.8	$11.2	13.5%	13.5%
Pharma Services & Clinical Trials	$0.6	—	$0.6	$0.4	(27.4%)	(27.4%)
Total Revenue	$10.4	$0.0	$10.4	$11.6	11.2%	11.2%

* Normalization adjustments reflect certain distributor purchasing patterns in Q3 2025 and net to zero at both the Total Core and Total Revenue levels. Revenue amounts are rounded to the nearest $0.1 million, and year-over-year growth rates are calculated using unrounded amounts.